UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2021

HUBBELL INCORPORATED

(Exact name of registrant as specified in its charter)

Connecticut	1-2958	06-0397030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Waterview Drive Shelton, Connecticut	06484
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (475) 882-4000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - par value $0.01 per share	HUBB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On March 12, 2021, the Company completed a public offering of $300 million aggregate principal amount of its 2.300% Senior Notes due 2031 (the “Notes”). The offering of the Notes was made pursuant to the prospectus supplement dated March 3, 2021 and filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 5, 2021 (the “Prospectus Supplement”) and the prospectus dated May 16, 2019 that forms a part of the Company’s shelf registration statement on Form S-3 (Registration No. 333-231543) filed with the SEC on May 16, 2019.

The Notes were sold pursuant to an underwriting agreement, dated March 3, 2021, between the Company and BofA Securities, Inc., J.P. Morgan Securities LLC and HSBC Securities (USA) Inc., as representatives of the several underwriters listed in Schedule I thereto. The Notes were issued under the Indenture, dated as of September 15, 1995 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A. (successor as trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, formerly known as Chemical Bank))), as trustee (the “Trustee”), as supplemented by the Sixth Supplemental Indenture, dated as of March 12, 2021 (the “Sixth Supplemental Indenture,” and the Base Indenture as heretofore supplemented and as supplemented by the Sixth Supplemental Indenture, the “New Notes Indenture”), between the Company and the Trustee.

The net proceeds from the offering were approximately $295.5 million after deducting the underwriting discount and estimated offering expenses payable by the Company. The Company expects to use the net proceeds from the offering of the Notes, together with cash on hand, to redeem in full all of the Company’s outstanding 3.625% Senior Notes due 2022 in an aggregate principal amount of $300 million, which have a stated maturity date of November 15, 2022 (the “2022 Notes”), and to pay any premium and accrued interest in respect thereof. On March 3, 2021, the Company delivered a Notice of Full Redemption to the holders of the 2022 Notes stating that the 2022 Notes will be redeemed on April 2, 2021.

The Notes will bear interest at a rate of 2.300% per annum from March 12, 2021. Interest on the Notes will be payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2021. The Notes will mature on March 15, 2031.

The Company may redeem all or part of the Notes at any time prior to maturity at the redemption prices set forth in the New Notes Indenture.

In the event of a change in control triggering event (as defined in the Sixth Supplemental Indenture), the holders of the Notes may require the Company to purchase for cash all or a portion of their Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, on the notes repurchased to, but excluding, the repurchase date.

The Notes will be the Company’s unsecured, unsubordinated obligations, ranking equally in right of payment with the Company’s other existing and future unsecured, unsubordinated indebtedness from time to time outstanding, and effectively subordinated in right of payment to all of the Company’s current and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes will be exclusively obligations of the Company and will not be guaranteed by any of its subsidiaries. As a result, the Notes will be structurally subordinated to existing or future preferred stock, indebtedness, guarantees and other liabilities, including trade payables, of such subsidiaries.

The New Notes Indenture also contains customary covenant and event of default provisions.

Please refer to the Prospectus Supplement for additional information regarding the offering and the terms and conditions of the Notes. The foregoing summary of the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, the Sixth Supplemental Indenture and the form of the Notes, which are attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated into this Item 1.01 by reference.

Revolving Credit Agreement

On March 12, 2021, the Company, as borrower, and its subsidiaries Hubbell Power Holdings S.à r.l. and Harvey Hubbell Holdings S.à r.l., each as a subsidiary borrower (collectively, the “Subsidiary Borrowers” and, together with the Company, the “Borrowers”), entered into a five-year credit agreement with a syndicate of lenders and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Revolving Credit Agreement Agent”), that provides a $750 million committed revolving credit facility (the “Revolving Credit Agreement”). The Company will guarantee the obligations of the Subsidiary Borrowers under the Revolving Credit Agreement.

Commitments under the Revolving Credit Agreement may be increased to an aggregate amount not to exceed $1.25 billion. The Revolving Credit Agreement includes a $50 million sub-limit for the issuance of letters of credit. The sum of the dollar amount of loans and letters of credits to the Subsidiary Borrowers under the Revolving Credit Agreement may not exceed $75 million.

The Revolving Credit Agreement is maintained for general corporate purposes, including support for the issuance of commercial paper. Revolving loans under the Revolving Credit Agreement will be made available in U.S. dollars, euro, pounds sterling, Canadian dollars and Swiss francs. Revolving loans denominated in dollars may, at the applicable Borrower’s election, bear interest based on either (A) the Alternate Base Rate (as defined in the Revolving Credit Agreement) or (B) the Adjusted LIBO Rate (as defined in the Revolving Credit Agreement) plus, in the case of this clause (B), an applicable margin based on the Company’s credit ratings. The Company will also pay to the lenders under the Revolving Credit Agreement certain customary fees.

All revolving loans outstanding under the Revolving Credit Agreement will be due and payable on March 12, 2026.

The Revolving Credit Agreement contains representations and warranties and affirmative and negative covenants customary for unsecured financings of this type, as well as a financial covenant requiring that, as of the last day of each fiscal quarter, commencing with the first fiscal quarter-end date occurring on or after the effective date of the Revolving Credit Agreement, the ratio of total indebtedness to total capitalization shall not be greater than 65%. An event of default under the Revolving Credit Agreement may be triggered, among other things, by a failure to pay when due any principal on any loan under the Revolving Credit Agreement, failure to comply with certain covenants under the Revolving Credit Agreement, failure to make payments when due in respect of, or the acceleration of, debt obligations in excess of $100 million, or a change of control of the Company. A default under the Revolving Credit Agreement would permit the participating banks to terminate their commitments to extend credit under the Revolving Credit Agreement and accelerate any outstanding loans.

The foregoing description of the Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Revolving Credit Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 1.02 by reference.

In connection with entry into the Revolving Credit Agreement, on March 12, 2021, the Company terminated all commitments under the Company’s existing Credit Agreement, dated as of January 31, 2018, by and among the Company and its subsidiaries Hubbell Power Holdings S.à r.l. and Harvey Hubbell Holdings S.à r.l., the lenders party thereto from time to time and JPMorgan Chase Bank, N.A. as Administrative Agent.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K pertaining to the Notes is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of September 15, 1995, between Hubbell Incorporated and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A. (successor as trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, formerly known as Chemical Bank))), as trustee (incorporated by reference to Exhibit 4a to Hubbell Incorporated’s registration statement on Form S-4, filed with the SEC on June 18, 2002).

4.2	Sixth Supplemental Indenture, dated as of March 12, 2021, between Hubbell Incorporated and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A. (successor as trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, formerly known as Chemical Bank))), as trustee.

4.3	Form of 2.300% Senior Notes due 2031 (included in Exhibit 4.2).

5.1	Opinion of Wachtell, Lipton, Rosen & Katz, dated March 12, 2021.

5.2	Opinion of Robinson & Cole LLP, dated March 12, 2021.

23.1	Consent of Wachtell, Lipton, Rosen & Katz, dated March 12, 2021 (included in Exhibit 5.1).

23.2	Consent of Robinson & Cole LLP, dated March 12, 2021 (included in Exhibit 5.2).

99.1	Revolving Credit Agreement, dated as of March 12, 2021, by and among Hubbell Incorporated and its subsidiaries Hubbell Power Holdings S.à r.l. and Harvey Hubbell Holdings S.à r.l., the lenders party thereto from time to time and JPMorgan Chase Bank, N.A. as Administrative Agent.

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of September 15, 1995, between Hubbell Incorporated and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A. (successor as trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, formerly known as Chemical Bank))), as trustee (incorporated by reference to Exhibit 4a to Hubbell Incorporated’s registration statement on Form S-4, filed with the SEC on June 18, 2002).

4.2	Sixth Supplemental Indenture, dated as of March 12, 2021, between Hubbell Incorporated and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A. (successor as trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, formerly known as Chemical Bank))), as trustee.

4.3	Form of 2.300% Senior Notes due 2031 (included in Exhibit 4.2).

5.1	Opinion of Wachtell, Lipton, Rosen & Katz, dated March 12, 2021.

5.2	Opinion of Robinson & Cole LLP, dated March 12, 2021.

23.1	Consent of Wachtell, Lipton, Rosen & Katz, dated March 12, 2021 (included in Exhibit 5.1).

23.2	Consent of Robinson & Cole LLP, dated March 12, 2021 (included in Exhibit 5.2).

99.1	Revolving Credit Agreement, dated as of March 12, 2021, by and among Hubbell Incorporated and its subsidiaries Hubbell Power Holdings S.à r.l. and Harvey Hubbell Holdings S.à r.l., the lenders party thereto from time to time and JPMorgan Chase Bank, N.A. as Administrative Agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUBBELL INCORPORATED

Date: March 12, 2021	By:	/s/ Katherine A. Lane
Name: Katherine A. Lane
Title: Vice President, General Counsel and Secretary